EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 1997, included in Equus II Incorporated's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in or made a part of this Registration Statement.

/s/ARTHUR ANDERSEN LLP
   ARTHUR ANDERSEN LLP

Houston, Texas
November 13, 1997